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                                                                      EXHIBIT 24
                                                              Powers of Attorney






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                               POWERS OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Fore and William B. Cooper, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Communcation Cable, Inc. to be filed with the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          This 13th day of March 1995.





/s/ James R. Fore                               /s/ George J. Falconero
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James R. Fore                                   George J. Falconero


/s/ John L. Bitter, Jr.                         /s/ Benjamin Greene
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John L. Bitter, Jr.                             Benjamin Greene


/s/ William B. Cooper                           /s/ Charles L. Wellard
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William B. Cooper                               Charles L. Wellard